Exhibit 10.188

Dated as of January 15, 2010

RECOURSE LIABILITIES GUARANTY

FOR VALUE RECEIVED, the receipt and sufficiency of which is hereby acknowledged, and in accordance with the terms provided below, the undersigned, MACK-CALI REALTY CORPORATION, a Maryland corporation, and MACK-CALI REALTY, L.P., a Delaware limited partnership (whether one or more, hereinafter together called “Guarantor” in the singular), absolutely and unconditionally guarantees and agrees to pay to THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation (“Prudential”), and VPCM, LLC, a Virginia limited liability company (“VPCM”) (collectively hereinafter called “Lender”) at the address designated in the Note (as hereinafter defined) for payment thereof or as such address may be changed as provided in the Note or the Instrument, all Recourse Liabilities (defined below) of MACK-CALI REALTY, L.P., a Delaware limited partnership (hereinafter called “Borrower”), under Paragraphs 8 and 9 of the Note (defined below) (all such indebtedness is hereinafter called the “Recourse Liabilities”), and absolutely and unconditionally covenants and agrees with Lender pursuant to the terms of this Recourse Liabilities Guaranty (hereinafter called “Guaranty”), as follows:

1.           As used in this Guaranty, the term (i) “Documents” shall have the same meaning as set forth in the Instrument (defined below); (ii) “Obligations” shall have the same meaning as set forth in the Instrument; (iii) “Note” shall refer, collectively, to that certain Amended, Restated and Consolidated Promissory Note in favor of Prudential in the original principal amount of Six Million Five Hundred Thirty Three Thousand Three Hundred Thirty Three and 34/100 Dollars ($6,533,333.34) and that certain Amended, Restated and Consolidated Promissory Note in favor of VPCM in the original principal amount of Five Million Seven Hundred Sixteen Thousand Six Hundred Sixty Six and 66/100 Dollars ($5,716,666.66), each made by Borrower of even date herewith, in the aggregate original principal amount of Twelve Million Two Hundred Fifty Thousand and No/100 Dollars ($12,250,000.00), as the same may be modified, amended, renewed, extended, and/or substituted, which Note is secured by the Instrument (as hereinafter defined); (iv) “Instrument” shall refer to that certain Amended, Restated and Consolidated Mortgage and Security Agreement of even date herewith, from Borrower to or for the benefit of Lender, and recorded or to be recorded in the public records of Bergen County, New Jersey; (v) “Property” shall have the same meaning as set forth in the Instrument; (vi) “Loan” shall have the same meaning as set forth in the Instrument; (vii) “Costs” shall have the same meaning as set forth in the Instrument; and (viii) “Recourse Liabilities” shall mean all limited and full recourse indebtedness of Borrower under Paragraphs 8 and 9 of the Note (it being noted that, as set forth in Subparagraph 8(b) and Subparagraph 8(f) of each Note, Subparagraph 8(b) and Subparagraph 8(f) are subject to Section 4(b) of that certain Cash Management Agreement between Borrower and Lender of even date herewith).  Capitalized terms used herein and not defined herein shall have the meaning ascribed to such terms in the Instrument.

2.           Without in any way limiting the liability of Guarantor under that certain Environmental and ERISA Indemnity Agreement made by Guarantor and Borrower in favor of Lender of even date herewith (the “Environmental Indemnity”), in the event Borrower fails to pay the Recourse Liabilities when due, Guarantor shall upon written demand of Lender promptly (not later than five (5) days after written demand) and with due diligence pay to and for the benefit of Lender all of the Recourse Liabilities, and, in addition, Guarantor further agrees to pay any and all Costs incurred or expended by Lender in collecting any of the Recourse Liabilities or in enforcing any right granted hereunder.

3.           Guarantor’s liability under this Guaranty shall be fully recourse and the Recourse Liabilities are expressly not subject to, or limited by, any limitations on Borrower’s liability set forth in the Note, and Guarantor agrees and acknowledges that Lender is relying upon the full recourse nature of this Guaranty in making the Loan to Borrower.  Further, the scope of this Guaranty shall in no way affect or limit any liability of Guarantor in its capacity as an “Indemnitor” under the Environmental Indemnity.

4.           In the event that Lender elects to foreclose or to accept a deed-in-lieu of foreclosure under the Instrument, Guarantor hereby acknowledges and agrees that Guarantor’s recourse liability under this Guaranty as determined above shall be calculated after deduction from the outstanding Obligations (including, but not limited to, all principal, accrued interest, Prepayment Premium [as defined in the Note], advances and other charges) of (i) the amount of money bid by or received by Lender at a foreclosure sale, or (ii) the value of the Property and any other property received by Lender as consideration for acceptance of a deed-in-lieu of foreclosure.

5.           In the event that Lender accepts a deed-in-lieu of foreclosure, the value of the Property and any other property received by Lender shall be conclusively determined by an independent MAI appraiser, selected by Lender in its sole discretion, having not less than five (5) years’ experience in appraising commercial real estate in the area where the Land is located, unless in connection with such acceptance of such deed-in-lieu of foreclosure Lender agrees to an alternate valuation.  The fees and costs of said MAI appraiser shall be paid by Borrower.

6.           Guarantor’s recourse liability under this Guaranty shall continue with respect to any and all Recourse Liabilities, until Lender has been paid the full amount of the Obligations and the Recourse Liabilities from any person or entity at the time of foreclosure or following an Event of Default; provided, however, that Guarantor’s recourse liability under this Guaranty shall be in addition to, and not in lieu of, any liability or obligations of Guarantor under any other document or other instrument delivered by Guarantor in connection with the Loan.

7.           Guarantor also acknowledges and agrees that Lender shall have the right to seek collection of the recourse portion of the Loan under this Guaranty from Guarantor without commencement of any foreclosure proceedings.

8.           Guarantor expressly waives presentment for payment, demand, notice of demand and of dishonor and nonpayment of the Recourse Liabilities, notice of intention to accelerate the maturity of the Recourse Liabilities or any part thereof, notice of disposition of collateral, notice of acceleration of the maturity of the Recourse Liabilities or any part thereof, protest and notice of protest, diligence in collecting, and the bringing of suit against any other party.  Guarantor agrees that Lender shall be under no obligation to: (i) notify Guarantor of its acceptance of this Guaranty or of any advances made or credit extended on the faith of this Guaranty; (ii) notify Guarantor of Borrower’ s failure to make payments due under the Note as it matures or the failure of Borrower to pay any of the Recourse Liabilities as they mature or any default in performance of any obligations required by the Note, the Instrument or any other Document; (iii) use diligence in preserving the liability of any person with respect to the Recourse Liabilities, or with respect to the Note, the Instrument or any other Document; (iv) use diligence in collecting payments or demanding performance required by the terms of the Note, the Instrument or any other Document; or (v) bring suit against, or take any other action against, any party to enforce collection of the Note, the Instrument or any other Document.

9.           Guarantor waives all legal defenses (at law or in equity) given or available to sureties or guarantors other than the actual payment in full of all Recourse Liabilities, and waives all legal defenses (at law or in equity) based upon the validity, legality or enforceability of the Note, the Instrument or any other Document (including, without limitation, any claim that the Note, the Instrument or any other Document is or was in any way usurious), or otherwise with respect to the following actions with respect to the Recourse Liabilities or Obligations, as to which Guarantor consents that Lender may from time to time, before or after any default by the Borrower, with or without further notice to or assent from Guarantor:

(a)
exchange with, release or surrender, either with or without consideration, to the Borrower or to any Guarantor, pledgor or grantor any collateral, or waive, release or subordinate any security interest, in whole or in part, now or hereafter held as security for the Loan and/or any of the Obligations;

(b)
waive or delay the exercise of any of its rights or remedies against any person or entity, including but not limited to the Borrower and/or any guarantor, which waiver or delay shall not preclude the Lender from further exercise of any of its rights, powers or privileges expressly provided for herein or otherwise available, it being understood that all such rights and remedies are cumulative;

(c)	release, either fully or partially, any person or entity, including but not limited to the Borrower, guarantor, endorser, surety or any judgment debtor;

(d)
proceed against the Guarantor for payment of the Recourse Liabilities, without first proceeding against or joining the Borrower, any other guarantor, surety, endorser of the Note, or any property securing payment of the Note, the Instrument, or any other Loan Documents;

(e)	renew, extend or modify the terms of the Loan or any instrument or agreement evidencing the Loan and/or any of the Obligations;

(f)
apply payments by the Borrower, the Guarantor, or any other person or entity to the reduction of the Loan and/or Obligations in such manner and in such amounts and at such time or times and in such order and priority as Lender shall determine;

(g)	permit any sale, transfer or encumbrance of the Property or any part thereof; and

(h)	generally deal with the Borrower or any of the security or other person or party as the Lender shall determine.

The Guarantor hereby ratifies and confirms any such exchange, release, surrender, subordination, waiver, delay, proceeding, renewal, extension, modification or application, or other dealing, all of which actions shall be binding upon Guarantor who hereby waives all defenses, counterclaims or set-offs which Guarantor might otherwise have as a result of such actions, and who hereby agrees to remain bound under this Guaranty.  In accordance with the terms of this Guaranty, Guarantor agrees and acknowledges that it shall be primarily liable for payment of the Recourse Liabilities (subject only to the limitations set forth above) in the event of default or foreclosure.

10.           Guarantor acknowledges and agrees that from time to time, at Lender’s discretion, with or without valuable consideration, without authorization from or notice to Guarantor, and without impairing, modifying, releasing, limiting or otherwise affecting Guarantor ’s liability under this Guaranty, Lender may: (i) alter, compromise, accelerate, renew, extend or change the time or manner for the payment of any or all of the Obligations due under the Note, the Instrument or any other Document (including, but not limited to, with respect to any Recourse Liabilities); (ii) increase or reduce the rate of interest with respect to the Note or Loan; (iii) take and surrender security, exchange security by way of substitution, or in any way Lender deems necessary take, accept, withdraw, subordinate, alter, amend, modify or eliminate security; (iv) add or release or discharge endorsers, guarantors or other obligors; (v) make changes of any kind whatsoever in the terms of the Note, the Instrument or any other Document; (vi) make changes of any kind whatsoever in the manner Lender does business with Borrower; (vii) settle or compromise with Borrower or any other person(s) liable on the Note, the Instrument or any other Document (including, but not limited to, any person(s) liable with respect to any Recourse Liabilities) on such terms as Lender determines; (viii) apply all moneys received from Borrower or others, or from any security held (whether or not held under a mortgage, deed of trust, deed to secure debt or other instrument), in such manner upon the Note or upon any other obligation arising under the Instrument or any other Document (whether then due or not) as Lender determines to be in its best interest (including, but not limited to, application with respect to any Recourse Liabilities), and without in any way being required to marshal securities or assets or to apply all or any part of such moneys upon any particular part of the Note, the Instrument or any other Document, except to the extent as may be expressly provided therein.

11.           Guarantor agrees that Lender is not required to retain, hold, protect, exercise due care with respect to, perfect security interests in, or otherwise assure or safeguard any security for the Note or the Loan.  Guarantor agrees and acknowledges that Lender’s failure to do any of the foregoing and Lender’s failure to exercise any other right or remedy available to Lender shall in no way affect or alter any of Guarantor’s obligations under this Guaranty or any security furnished by Guarantor, or give Guarantor any recourse against Lender.

12.           Guarantor agrees that its liability under this Guaranty shall not be modified, changed, released, limited or impaired in any manner whatsoever on account of any or all of the following: (i) the incapacity, death, disability, dissolution or termination of Guarantor, Borrower, Lender or any other person or entity; (ii) the failure by Lender to file or enforce a claim against the estate (either in administration, bankruptcy or other proceeding) of Borrower or any other person or entity; (iii) the inability of Lender, Guarantor or any other person or entity to recover from Borrower or any other party due to the expiration of any statute of limitations or due to any other cause whatsoever; (iv) the claim or assertion (whether or not successful) by Borrower or any other person or entity of any available defenses, set-off rights or counterclaims (other than payment in full of the Obligations) during any judicial, arbitration, or mediation proceeding; (v) the transfer(s) of any portion of the Property encumbered by the Instrument or of any other secured collateral by other instrument securing payment of the Obligations; (vi) any modifications, extensions, amendments, consents, releases or waivers with respect to the Note, the Instrument or any other Document, including, but not limited to, any other instrument that may now or hereafter secure the payment of the Obligations or this Guaranty; (vii) Lender’s failure to give any notice to Guarantor of any default under the Note, the Instrument or any other Document, including, but not limited to, any other instrument securing the payment of the Obligations or this Guaranty; (viii) Guarantor is or becomes liable for any indebtedness owed by Borrower to Lender other than that which is secured by this Guaranty; or (ix) any impairment, modification, change, release or limitation of the liability of, or stay of actions or lien enforcement proceedings against, Borrower, its property, or its estate in bankruptcy resulting from the operation of any present or future provision of 11 U.S.C. §101 et. seq. or any other present or future federal or state insolvency, bankruptcy or similar law (all of the foregoing hereinafter collectively called “Applicable Bankruptcy Law”) or from the decision of any court.

13.           Guarantor agrees and acknowledges that Lender shall not be required to (i) pursue any other remedies before invoking the benefits of the guaranties contained in this Guaranty, or (ii) make demand upon or institute suit or otherwise pursue or exhaust its remedies against Borrower or any surety other than Guarantor or to proceed against any security now or hereafter existing for the payment of any of the Obligations (including, but not limited to, the Recourse Liabilities).  Guarantor also acknowledges that Lender may maintain an action on this Guaranty without joining Borrower in such action and without bringing a separate action against Borrower.

14.           If the Note, the Instrument or any other Document cannot be enforced against Borrower for any reason whatsoever (including but not limited to the legal defenses of ultra vires, lack of authority, illegality, force majeure, act of God, usury or impossibility), such unenforceability shall not affect Guarantor’s liability under this Guaranty.  Guarantor agrees that it shall be liable to the extent provided in this Guaranty notwithstanding the fact that Borrower may be held not to be liable for such Obligations or not liable to the same extent as Guarantor’s liability.

15.           Guarantor agrees that in the event that Borrower does not or otherwise is unable to pay the Obligations for any reason (including, without limitation, liquidation, dissolution, receivership, conservatorship, insolvency, bankruptcy, assignment for the benefit of creditors, sale of all or substantially all assets, reorganization, arrangement, composition, or readjustment of, or other similar proceedings affecting the status, composition, identity, existence, assets or obligations of Borrower, or the disaffirmance or termination of any of the Recourse Liabilities or Obligations in or as a result of any such proceeding), Guarantor shall pay the Recourse Liabilities and such occurrence shall in no way affect Guarantor’s obligations under this Guaranty.

16.           Should the status, structure or composition of Borrower change, Guarantor agrees that this Guaranty shall continue and shall also cover the Recourse Liabilities of Borrower under the new status, structure or composition of Borrower, or of Borrower’s successor.  This Guaranty shall remain in full force and effect notwithstanding any transfer of the Property encumbered by the Instrument.

17.           In the event any payment by Borrower to Lender is held to constitute a preference under any Applicable Bankruptcy Law, or if for any other reason Lender is required to refund or does refund such payment or pay such amount to any other party, Guarantor acknowledges that such payment by Borrower to Lender shall not constitute a release of Guarantor from any liability under this Guaranty, but Guarantor agrees to pay such amount to Lender upon demand and this Guaranty shall continue to be effective or shall be reinstated, as the case may be, to the extent of any such payment or payments.

18.           Guarantor agrees that it shall not have (i) the right to the benefit of, or to direct the application of, any security held by Lender (including the Property covered, conveyed or encumbered by the Instrument and any other instrument securing the payment of the Obligations), (ii) any right to enforce any remedy which Lender now has or hereafter may have against Borrower, or (iii) any right to participate in any security now or hereafter held by Lender.

19.           Guarantor also agrees that it shall not have (i) any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or other right or remedy of Guarantor against Borrower or against any security resulting from the exercise or election of any remedies by Lender (including the exercise of the power of sale under the Instrument), or (ii) any defense arising by reason of any disability or other defense of Borrower or by reason of the cessation, from any cause (other than as a result of payment in full of the Obligations, including, but not limited to, the Recourse Liabilities), of Borrower’s liability under the Note, the Instrument or any other Document.

20.           Guarantor agrees that any payment it makes of any amount pursuant to this Guaranty shall not in any way entitle Guarantor to any right, title or interest (whether by way of subrogation or otherwise) in and to the Note, the Instrument or any other Document, or any proceeds attributable to the Note, the Instrument or any other Document, unless and until the full amount of the Obligations owing to Lender has been fully paid.  At such time as the full amount of the Obligations owing to Lender has been fully paid, Guarantor shall be subrogated as to any payments made by it to Lender’s rights against Borrower and/or any endorsers, sureties or other guarantors.  For the purposes of the preceding sentence only, the full amount of the Obligations shall not be deemed to have been paid in full by foreclosure of the Instrument or by acceptance of a deed-in-lieu of foreclosure, and Guarantor hereby waives and disclaims any interest which it might have in the Property encumbered by the Instrument or other collateral security for the Obligations, by subrogation or otherwise, following such foreclosure or Lender’s acceptance of a deed-in-lieu of foreclosure.

21.           Guarantor expressly subordinates its rights to payment of any indebtedness owing from Borrower to Guarantor (including, but not limited to, property management and construction management fees and leasing commissions, subject, however, to any rights under those certain Conditional Assignments of Management Agreement and Subordination of Management Agreement and Management Fees), whether now existing or arising at any time in the future, to the right of Lender to first receive or require payment of the Obligations in full (and including interest accruing on the Note after any petition under Applicable Bankruptcy Law, which post-petition interest Guarantor agrees shall remain a claim that is prior and superior to any claim of Guarantor notwithstanding any contrary practice, custom or ruling in proceedings under such Applicable Bankruptcy Law).  Guarantor further agrees, upon the occurrence of an Event of Default (subject, however, to any rights under those certain Conditional Assignments of Management Agreement and Subordination of Management Agreement and Management Fees), not to accept any payment or satisfaction of any kind of indebtedness of Borrower to Guarantor or any security for such indebtedness without Lender’s prior written consent.  If Guarantor should receive any such payment, satisfaction or security for any indebtedness owed by Borrower to Guarantor, Guarantor agrees to deliver the same without delay to Lender in the form received, endorsed or assigned for application on account of, or as security for, the Recourse Liability; until such payment, satisfaction or security is delivered, Guarantor agrees to hold the same in trust for Lender.

22.           Under no circumstances shall the aggregate amount paid or agreed to be paid under this Guaranty exceed the highest lawful rate permitted under applicable usury law (the “Maximum Rate”) and the payment obligations of Guarantor hereunder are hereby limited accordingly.  If under any circumstances, whether by reason of advancement or acceleration of the unpaid principal balance of the Note or otherwise, the aggregate amounts paid hereunder shall include amounts which by law are deemed interest and which could exceed the Maximum Rate, Guarantor stipulates that payment and collection of such excess amounts shall have been and will be deemed to have been the result of a mistake on the part of both Guarantor and Lender, and Lender shall promptly credit such excess (only to the extent such interest payments are in excess of the Maximum Rate) against the unpaid principal balance of the Note, and any portion of such excess payments not capable of being so credited shall be refunded to Guarantor.  The term “applicable law” as used in this paragraph shall mean the laws of the Property State (as such term is defined in the Instrument) or the laws of the United States, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

23.           Guarantor hereby represents, warrants and covenants to and with Lender as follows: (i) the making of the Loan by Lender to Borrower is and will be of direct interest, benefit and advantage to Guarantor; (ii) Guarantor is solvent, is not bankrupt and has no outstanding liens, garnishments, bankruptcies or court actions which could render Guarantor insolvent or bankrupt; (iii) there has not been filed by or against Guarantor a petition in bankruptcy or a petition or answer seeking an assignment for the benefit of creditors, the appointment of a receiver, trustee, custodian or liquidator with respect to Guarantor or any substantial portion of Guarantor’s property, reorganization, arrangement, rearrangement, composition, extension, liquidation or dissolution or similar relief under Applicable Bankruptcy Law; (iv) all reports, financial statements and other financial and other data which have been or may hereafter be furnished by Guarantor to Lender in connection with this Guaranty are or shall be true and correct in all material respects and do not and will not omit to state any fact or circumstance necessary to make the statements contained therein not misleading and do or shall fairly represent the financial condition of Guarantor as of the dates and the results of Guarantor’s operations for the periods for which the same are furnished, and no material adverse change has occurred since the dates of such reports, statements and other data in the financial condition of Guarantor; (v) the execution, delivery and performance of this Guaranty do not contravene, result in the breach of or constitute a default under any mortgage, deed of trust, lease, promissory note, loan agreement or other contract or agreement to which Guarantor is a party or by which Guarantor or any of its properties may be bound or affected and do not violate or contravene any law, order, decree, rule or regulation to which Guarantor is subject; (vi) there are no judicial or administrative actions, suits or proceedings pending or, to the best of Guarantor’s knowledge, threatened against or affecting Guarantor which would have a material adverse effect on either the Property or Borrower’s ability to perform its obligations, or involving the validity, enforceability or priority of this Guaranty; and (vii) this Guaranty constitutes the legal, valid and binding obligation of Guarantor enforceable in accordance with its terms.

24.           Guarantor will furnish to Lender the financial statements and other information as to Guarantor as are described in Section 3.15 of the Instrument, on or before the deadlines set forth therein.  Guarantor will provide to Lender such other financial information and statements concerning Guarantor's financial status as Lender may request from time to time, all of which shall be in form and substance acceptable to Lender.  Guarantor shall be in default hereunder if there is any falsity in any material respect or any material omission in any representation or statement made by Guarantor to Lender or in any information furnished Lender, by or on behalf of Borrower or Guarantor, in connection with the Loan and/or any of the Obligations, as determined by Lender in its sole and absolute discretion.

25.           Guarantor further agrees to the following:

(a)           Where two or more persons or entities have executed this Guaranty, unless the context clearly indicates otherwise, all references herein to “Guarantor” shall mean the guarantors hereunder or either or any of them.  All of the obligations and liability of said guarantors hereunder shall be joint and several.  Suit may be brought against said guarantors, jointly and severally, or against any one or more of them, or less than all of them, without impairing the rights of Lender against the other or others of said guarantors.  Lender may compound with any one or more of said guarantors for such sums or sum as it may see fit and/or release such of said guarantors from all further liability to Lender for such indebtedness without impairing the right of Lender to demand and collect the balance of such indebtedness from the other or others of said guarantors not so compounded with or released.  However, said guarantors agree that such compounding and release shall in no way impair the their rights as among themselves.

(b)           Except as otherwise provided herein, the rights of Lender are cumulative and shall not be exhausted by its exercise of any of its rights under this Guaranty or otherwise against Guarantor or by any number of successive actions, until and unless all Recourse Liabilities have been paid and each of the obligations of Guarantor under this Guaranty have been performed.

(c)           Intentionally Omitted.

(d)           Any notice or communication required or permitted under this Guaranty shall be given in writing, sent by (i) personal delivery, or (ii) expedited delivery service with proof of delivery, or (iii) United States mail, postage prepaid, registered or certified mail, sent to the intended addressee at the address shown below, or to such other address or to the attention of such other person(s) as hereafter shall be designated in writing by the applicable party sent in accordance herewith.  Any such notice or communication shall be deemed to have been given and received either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery on a business day at the applicable address and in the manner provided herein.

(e)           This Guaranty shall be deemed to have been made under and shall be governed in all respects by the laws of the Property State.

(f)           This Guaranty may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document.  All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

(g)           This Guaranty may only be modified, waived, altered or amended by a written instrument or instruments executed by the party against which enforcement of said action is asserted.  Any alleged modification, waiver, alteration or amendment which is not so documented shall not be effective as to any party.

(h)           The books and records of Lender showing the accounts between Lender and Borrower shall be admissible in any action or proceeding arising from this Guaranty as prima facie evidence for any claim whatsoever, absent manifest error.

(i)           Guarantor waives and renounces any and all homestead or exemption rights Guarantor may have under the United States Constitution, the laws of the Property State, or the laws of any state as against Guarantor, and Guarantor transfers, conveys and assigns to Lender a sufficient amount of such homestead or exemption as may be allowed, including such homestead or exemption as may be set apart in bankruptcy, to pay and perform the obligations of Guarantor arising under this Guaranty.  Guarantor hereby directs any trustee in bankruptcy having possession of such homestead or exemption to deliver to Lender a sufficient amount of property or money set apart as exempt to pay and perform such Guarantor obligations.

(j)           The terms, provisions, covenants and conditions of this Guaranty shall be binding upon Guarantor, its heirs, devisees, representatives, successors and assigns, and shall inure to the benefit of Lender and Lender’s transferees, credit participants, successors, assigns and/or endorsees.

(k)           Within this Guaranty, the words of any gender shall be held and construed to include any other gender, and the words in the singular number shall be held and construed to include the plural and the words in the plural number shall be held and construed to include the singular, unless the context otherwise requires.

(l)           A determination that any provision of this Guaranty is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Guaranty to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.  Accordingly, the provisions of this Guaranty are declared to be severable.

THIS GUARANTY is executed as of the date and year first above written.

GUARANTOR:

MACK-CALI REALTY, L.P., a Delaware limited partnership

By:MACK-CALI REALTY CORPORATION, a Maryland corporation, General Partner

By: /s/ Barry Lefkowitz
Name:  Barry Lefkowitz
Title:  Executive Vice President and Chief Financial Officer

MACK-CALI REALTY CORPORATION, a Maryland corporation

By: /s/ Barry Lefkowitz
Name: Barry Lefkowitz
Title:  Executive Vice President and Chief Financial Officer

The address of Guarantor is:

              Mack-Cali Realty Corporation and Mack-Cali Realty, L.P.
               c/o Mack-Cali Realty Corporation
               343 Thornall Street
               Edison, New Jersey  08837
               Attn: Mitchell E. Hersh, President and Chief Executive Officer

With a copy to:

General Counsel
Mack-Cali Realty Corporation
343 Thornall St.
Edison, New Jersey 08837
Attention: Roger W. Thomas

The address of Lender is:

                THE PRUDENTIAL INSURANCE COMPANY OF AMERICA AND VPCM, LLC
c/o Prudential Asset Resources, Inc.
2100 Ross Avenue, Suite 2500
Dallas, Texas 75201
Attention: Asset Management Department; Reference Loan No. 706 108 238 and 706 108 268

With a copy to:

                THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
c/o Prudential Asset Resources, Inc.
2100 Ross Avenue, Suite 2500
Dallas, Texas 75201
Attention: Legal Department; Reference Loan No. 706 108 238 and 706 108 268